Exhibit 99.2

AMPAL-AMERICAN ISRAEL CORPORATION
2010 INCENTIVE PLAN

AMPAL-AMERICAN ISRAEL CORPORATION, a corporation existing under the laws of the State of New York (the “Company”), hereby establishes and adopts the following 2010 Incentive Plan (the “Plan”).  Certain capitalized terms used in the Plan are defined in Article 2.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company's growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

1.1.           Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE 2

DEFINITIONS

2.1.           “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2.           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.  Notwithstanding the foregoing, no Award shall be granted to a Participant if the grant of such Award would cause such Award to constitute “deferred compensation” within the meaning of Code Section 409A by virtue of the Company’s failure to constitute an “eligible issuer of service recipient stock” within the meaning of Treasury Regulations Section 1.409A-1(b)(5)(iii)(E), or any successor regulation thereto.

2.3.           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.4.           “Board” shall mean the board of directors of the Company.

2.5.           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and reference to the Code shall be deemed to include references to all regulations and other guidance promulgated thereunder.

2.6.           “Committee” shall mean the Stock Option and Compensation Committee of the Board (or such other committee designated by the Stock Option and Compensation Committee of the Board or the Board), provided that the Committee shall consist of at least two Directors of the Company, and further provided that, unless otherwise determined by the Board, each member of the Committee shall be a Director of the Company who is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.

2.7.           “Company” has the meaning set forth in introductory paragraph of the Plan.

2.8.           “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.9.           “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate.

2.10.           “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.11.           “Employee” shall mean any employee of the Company or any Affiliate.  Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.12.           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13.           “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the Nasdaq Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the Nasdaq Stock Market, the per Share closing price of the Shares as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded.  If the Company is not listed on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)), the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.  Notwithstanding the foregoing, the Fair Market Value of Shares shall, in all events, be determined in accordance with Code Section 409A.

2.14.           “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.15.           “ISO” shall mean an Incentive Stock Option within the meaning of Code Section 422.

2.16.           “Limitations” shall have the meaning set forth in Section 10.5.

2.17.           “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.18.           “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.19.           “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.20.           “Payee” shall have the meaning set forth in Section 13.1.

2.21.           “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.22.           “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.23.           “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.24.           “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.25.           “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.26.           “Prior Plans” shall mean, collectively, the Company’s 2000 Incentive Plan, as amended, and the Company’s 1998 Long-Term Incentive Plan, as amended.

2.27.           “Repricing” shall mean the following actions with respect to any Options (except as set forth Section 12.2): (a) lowering the option price per Share of an Option after it is granted; (b) cancelling an Option (at a time when the option price per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award (other than in connection with Substitute Awards) or cash (other than in connection with a “change of control” of the Company); (c) any action that is treated as a repricing under generally accepted accounting principles; and (d) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the Nasdaq Stock Market.  Without the consent of the holder of an Option, the Company shall not undertake a Repricing of such Option if such repricing causes adverse tax consequences for the  holder of such Option under Code Section 409A.

2.28.           “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29.           “Restricted Period” shall have the meaning set forth in Section 7.1.

2.30.           “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.31.           “Shares” shall mean the shares of Class A Stock of the Company, par value $1.00 per share.

2.32.           “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.33.           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.34.           “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.35.           “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.36.           “Treasury Regulations” shall mean the federal income tax regulations promulgated under the Code.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1.           Number of Shares.  (a)  Subject to adjustment as provided in Section 12.2, a total of 2,000,000 Shares shall be authorized for grant under the Plan.

(b)           If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c)           In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan.  In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

(d)           Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.  Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors, or other service providers of such acquired company immediately prior to such acquisition or combination.

(e)           The promise of the Grant of Awards as a material inducement to a person becoming an employee of the Company or any Affiliate, including new employees in connection with a merger or acquisition, or a former employee being rehired as an employee following a bona fide period of interruption of employment, shall not reduce the Shares authorized for issuance under the Plan if the Committee determines to not grant such Awards under the Plan.

3.2.           Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, shares purchased in the open market, shares acquired by any other means by the Company, or otherwise.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

4.1.           Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2.           Administration.  i) The Plan shall be administered by the Committee.  The Board may remove from, add members to, or fill vacancies on, the Committee.

(b)           The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant, if and to the extent applicable; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; (xii) effect a Repricing of any Options granted hereunder without obtaining the approval of the shareholders of the Company; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c)           Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate.  A majority of the members of the Committee may determine its actions.  Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board if the Award is not comparable and consistent with Awards to Directors who are not members of the Committee.

(d)           The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company.  Such delegation shall be subject to the requirements of Code Section 162(m), Rule 16b-3 of the Exchange Act, and the rules of the Nasdaq Stock Market.

ARTICLE 5

OPTIONS

5.1.           Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan, provided that Options may be granted only to Employees of the Company and its Subsidiaries (and any future parent), including consultants or advisors deemed to be Employees of the Company or its Subsidiaries (and any future parent) pursuant to Section 2.11 above.  Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions set forth in any Award Agreement, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.           Award Agreements.  All Options granted pursuant to this Article 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan.  Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time.  Notwithstanding anything to the contrary, the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Sections 5.4 or 5.7 below.

5.3.           Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option.

5.4.           Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion and shall be set forth in the appropriate Award Agreement; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

                5.5.           Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), provided that, in the case of a person then subject to Section 16 of the Exchange Act, such Shares have been owned for a period of at least six months, (c) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option with an aggregate Fair Market Value on the date of exercise equal to or greater than the aggregate purchase price of the Shares otherwise being purchased, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing.  In connection with a tender of previously acquired Shares by attestation pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6.           Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7.           Incentive Stock Options.  Notwithstanding any provision in this Plan to the contrary, each Option intended to qualify as ISOs: (i) shall only be granted to an employee of the Company or the employee of a Subsidiary (or the employee of any future parent), (ii) shall have an option price per Share that is not less than 110% of the Fair Market Value of such Share on the date such ISO is granted, if such ISO is granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a parent, or a Subsidiary, (iii) shall have a maximum exercise period of no more than five years from the date of grant of such Option, if such ISO is granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a parent, or a Subsidiary, (iv) shall not be transferrable other than by will or the laws of descent and distribution, and (v) shall only be exercisable by the Participant or his or her guardian or legal representative during his or her lifetime. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a parent, and a Subsidiary) shall not exceed $100,000.  A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either within two years after the date of grant of such Incentive Stock Option or within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1.           Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, but only to the extent such Stock Appreciation Right is either not considered “deferred compensation” for purposes of Code Section 409A or complies with the requirements of Code Section 409A.  Notwithstanding the foregoing, Stock Appreciation Rights may only be granted to Employees of the Company and its Subsidiaries (and any future parent), including consultants or advisors deemed to be Employees of the Company or its Subsidiaries (and any future parent) pursuant to Section 2.11 above

6.2.           Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)           Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(b)           Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)           Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d)           Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option.  In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

(e)           Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f)           The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g)           The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant of the Tandem Stock Appreciation Right if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option.  In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code.  Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years.  In addition to the foregoing, other than pursuant to Section 12.2, the Committee shall not be permitted to (a) reduce the base amount of any Stock Appreciation Right after it is granted, (b) cancel any Stock Appreciation Right (at a time when the base amount per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award (other than in connection with  Substitute Awards) or cash (other than in connection with a “change of control” of the Company), and (c) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Nasdaq Stock Market.

(h)           If the Option underlying a Tandem Stock Appreciation Right is transferred, such Tandem Stock Appreciation Right shall also be transferred at the same time and to the same person to whom such Option is transferred.  No Tandem Stock Appreciation Right may be transferred independent of the transfer of the Option underlying such Tandem Stock Appreciation Right.

(i)           The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 7

RESTRICTED STOCK AWARDS

7.1.           Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”).  A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”).  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2.           Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3.           Rights of Holders of Restricted Stock.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares.  Subject to compliance with Code Section 409A, the Committee may require that any dividends otherwise payable with respect to a Restricted Stock Award shall not be paid currently but shall be accumulated until the applicable Restricted Stock has vested.  In any event, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

7.4.           Minimum Vesting Period.  Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Restricted Stock Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than 1 years from date of grant (but permitting pro-rata vesting over such time); provided, that the provisions of this Section 7.4 shall not be applicable to (a) any Substituted Awards or grants of Restricted Stock in payment of Performance Awards pursuant to Article 9, (b) Awards to new hires, (c) Awards to non-employee Directors, or (d) Awards in payment of earned compensation. Subject to the foregoing 1-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

ARTICLE 8

OTHER STOCK UNIT AWARDS

8.1.           Stock and Administration.  Other Awards of Shares, including restricted stock units, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  Other Stock Unit Awards shall be paid only in Shares.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards.  The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.  Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Other Stock Unit Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than 1 years from date of grant (but permitting pro-rata vesting over such time); provided, that such restrictions shall not be applicable to any Substituted Awards, grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article 9, grants of Other Stock Unit Awards on a deferred basis, Awards to new hires, Awards to non-employee Directors, or Awards in payment of earned compensation.  Notwithstanding the foregoing, the terms of all Other Stock Unit Awards so granted will be structured so that such Other Stock Unit Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

8.2.           Terms and Conditions.  Shares (including securities convertible into Shares) subject to Awards granted under this Article 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE 9

PERFORMANCE AWARDS

9.1.           Terms of Performance Awards.  Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.  The amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.  Notwithstanding the foregoing, the terms of all Performance Awards so granted will be structured so that such Performance Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

ARTICLE 10

CODE SECTION 162(m) PROVISIONS

10.1.           Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.           Performance Criteria.  If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Article 10, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; gross sales; gross revenue; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed.  Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.3.           Adjustments.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary dividend or other similar distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

10.4.           Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.5.           Limitations on Grants to Individual Participant.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-months period with respect to more than 500,000 Shares or (ii) to the extent intended to be “performance-based compensation” under Code Section 162(m), Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any 12-months period with respect to more than 500,000 Shares (the “Limitations”).  In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to property other than Shares, to the extent intended to be “performance-based compensation” under Code Section 162(m), is $1,000,000.  If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

10.6.           Other Company Compensation Plans.  Shares available for Awards under the Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans, whether or not existing on the date hereof.  Notwithstanding anything in this Article 10 to the contrary, to the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article 3 of the Plan for future Awards, but will not be subject to the Share or dollar limitations set forth in Section 10.5 above.

ARTICLE 11

CHANGE OF CONTROL PROVISIONS

11.1.           Impact of Change of Control.  The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change of Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award and the requirements of Code Section 409A.  For purposes of the Plan, “Change in Control” shall mean an event which shall occur if there is:  (i) a change in the ownership of the Company as defined in Treasury Regulations 1.409A-2(i)(5)(v); (ii) a change in the effective control of the Company as defined in Treasury Regulations 1.409A-2(i)(5)(vi); or (iii) a change in the ownership of a substantial portion of the Company’s assets as defined in Treasury Regulations 1.409A-2(i)(5)(vii).  The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.  Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine, but only to the extent that such payment does not violate Code Section 409A.

11.2.           Assumption Upon Change of Control.  Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 11.1(a), (b) and (d).  For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above.  Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 11.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

ARTICLE 12

GENERALLY APPLICABLE PROVISIONS

12.1.           Amendment and Modification of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Nasdaq Stock Market or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(g), (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.5.  In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

12.2.           Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such that an adjustment is determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all Awards granted pursuant to this Plan or substitute new Awards in exchange therefore, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.  Notwithstanding the foregoing, no Award shall be adjusted, substituted or otherwise modified pursuant to this Section 12.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

12.3.           Transferability of Awards.

(a)           No Option that is intended to qualify as an ISO shall be assignable or transferrable by the recipient of such Option other than by will or the laws of descent and distribution.

(b)           Except as provided below, (i) no Awards, (ii) no Shares that have not been issued under Awards described in Article 8, and (iii) no Shares subject to any other applicable restriction, performance or deferral period that has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered.  Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4.           Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.  Notwithstanding the foregoing, a termination of employment shall only be deemed to have occurred only if the actions giving rise to such termination constitute a “separation from service” within the meaning of Code Section 409A, but only to the extent necessary to prevent adverse tax consequences under Code Section 409A.

12.5.           Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award.  Notwithstanding the foregoing, such Dividend Equivalents shall not be granted if the terms of the grant of such Dividend Equivalents would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A. Furthermore, if granted on Performance Awards, such Dividend Equivalents shall not be paid currently, but shall be accumulated or reinvested until the applicable Shares subject to the Performance Award have been earned and vested.

12.6.           Restrictions on Exercise.  Except as otherwise provided in this Plan or an Award Agreement, an Award may be exercised during the life of the Participant receiving such Award only by such Participant or such Participant’s guardian or legal representative.

ARTICLE 13

MISCELLANEOUS

13.1.           Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2.           Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.           Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4.           Cancellation of Award.  Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

13.5.           Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6.           Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7.           Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8.           Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9.           Construction.  All references in the Plan to “Section, “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10.           Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11.           Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York and construed accordingly.

13.12.           Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the Board.  The Plan shall be submitted for the approval holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company.  Any Awards granted prior to such shareholder approval shall be subject to such shareholder approval, and, notwithstanding any provision in this Plan to the contrary, the Plan and each outstanding Award shall be null and void and of no effect if the such shareholder approval is not secured. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13.           Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14.           Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.15.           Code Section 409A.  All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A.  Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state, or local tax law.  Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances.  Participant should consult a competent and independent tax advisor regarding the tax consequences of this Plan.

13.16.           Clawback.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.  The Committee may also provide in an Award Agreement that (a) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (b) a Participant must repay the gain to the Company realized under a previously paid Performance Award if a financial restatement reduces the amount that would have been earned under such Performance Award.

13.17.           Israeli Income Tax Ordinance.  In the event that a Participant is liable for the payment of taxes under the Israeli Income Tax Ordinance, as amended from time to time (“ITO”), the Company and the Participant may agree that the grant of any Awards shall be in accordance with Section 102 of the ITO or equivalent or successor provisions of the ITO. In such event, the Company and the Participant shall enter into a trust agreement with a trustee appointed by the Company and the Awards will be held by such trustee for the Participant’s benefit.